Exhibit 23.1

JOHN KINROSS-KENNEDY
CERTIFIED PUBLIC ACCOUNTANT
17848 Skypark Circle
IRVINE, CALIFORNIA, U.S.A.  92614-6401
 (949) 955-2522. Fax (949)724-3812
jkinross@cox.net
jkinross@zamucen.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in the amendment to the Registration Statement of Diversified Resources Inc. on Form S-1 of my Auditors report dated January 22, 2011, relating to the financial statements of Diversified Resources Inc., for the period ended October 31, 2010.

In addition, I consent to the reference to me under the heading “Interest of Named Experts and Counsel” in the Registration Statement.

/s/ John Kinross-Kennedy

John Kinross-Kennedy, CPA
October 25, 2011